                                                                     EXHIBIT 2.9

                                                                EXHIBIT B TO THE
                                                          DISTRIBUTION AGREEMENT



                          EMPLOYEE BENEFITS AGREEMENT

                                    BETWEEN



                             PROVIDIAN CORPORATION

                                      AND

                            PROVIDIAN BANCORP, INC.



                        DATED AS OF __________ __, 1997

                               TABLE OF CONTENTS

                                                                Page
                                                                ----

ARTICLE I  DEFINITIONS..........................................  1

1.01.  Definitions..............................................  1
1.02.  Schedules, Etc...........................................  4

ARTICLE II  GENERAL.............................................  4

2.01.  Transfers of Employees...................................  4
2.02.  Liabilities Under Plans..................................  4

ARTICLE III  STOCK-BASED PLANS..................................  5

3.01.  Stock Options............................................  5
3.02.  Stock Ownership Plan.....................................  5
3.03   Spinco Equity Units......................................  6

ARTICLE IV  OTHER PLANS.........................................  6

4.01.  Deferred Compensation....................................  6
4.02.  Severance Pay............................................  7
4.03.  Master Savings Trust.....................................  7

ARTICLE V  OTHER LIABILITIES....................................  7

5.01.  Other Liabilities and Obligations........................  7

ARTICLE VI  MISCELLANEOUS.......................................  8

6.01.  Recognition of Company Employment Service, etc...........  8
6.02.  Indemnification..........................................  8
6.03.  Guarantee of Subsidiaries' Obligations...................  8
6.04.  Sharing of Information...................................  8
6.05.  Amendments...............................................  8
6.06.  Successors and Assigns...................................  8
6.07.  Termination..............................................  8
6.08.  Rights to Amend or Terminate Plans; No Third Party
       Beneficiaries............................................  9
6.09.  Payments Under Other Agreements..........................  9
6.10.  Incorporation by Reference...............................  9

SCHEDULE A  List of Company Plans
SCHEDULE B  List of Spinco Plans
SCHEDULE C  Employees Transferring to Spinco
SCHEDULE D  Employees Referred to in Section 3.01(c)
SCHEDULE E  Company Employees in Spinco Equity Unit Plan
SCHEDULE F  Allocation of Rabbi Trust Assets

                                      (i)

                          EMPLOYEE BENEFITS AGREEMENT

          EMPLOYEE BENEFITS AGREEMENT, dated as of _________ __, 1997 (this "Agreement"), by and between Providian Corporation, a Delaware corporation (the "Company"), and Providian Bancorp, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Spinco").


                              RECITALS

          A.  The Merger Transaction.  The Company, AEGON N.V., a Dutch
              ----------------------
corporation ("Merger Partner"), and LT Merger Corp., a Delaware corporation and a wholly owned subsidiary of Merger Partner ("Sub"), have entered into a Plan and Agreement of Merger and Reorganization, dated as of December 28, 1996 (the "Merger Agreement"), providing for the Merger (as defined in the Merger Agreement) of Sub with and into the Company, with the Company as the surviving corporation.

          B.  The Distribution.  Immediately prior to the Effective Time (as
              ----------------
defined in the Merger Agreement), the Company intends to distribute (the "Distribution") as a dividend to the holders of the Company's common stock, par value $1.00 per share ("Company Common Stock"), on a pro rata basis, all of the then outstanding shares of common stock, par value $1.00 per share ("Spinco Common Stock"), of Spinco.

          C.  Purpose.  The purpose of the Distribution is to facilitate the
              -------
reorganization of the Company, wherein the shareholders of the Company will continue to own and operate Spinco, and to make possible the Merger by divesting the Company of the businesses and operations conducted by Spinco in a tax-free distribution to the Company's shareholders. The Company and Spinco have entered into an Agreement and Plan of Distribution (the "Distribution Agreement"), which sets forth or provides for certain agreements between the Company and Spinco in consideration of the separation of their ownership.

          D.  This Agreement.  Among other things, the Distribution Agreement
              --------------
provides that the Company and Spinco will enter into this Employee Benefits Agreement regarding certain liabilities and obligations relating to employees.

          NOW, THEREFORE, in consideration of the premises and of the respective covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          1.01.  Definitions.  As used in this Agreement, the following terms
                 -----------
shall have the following respective meanings (capitalized terms used but not defined herein (other than the names of Company employee benefit plans) shall have the respective meanings ascribed thereto in the Distribution Agreement):

          "Agreement" shall have the meaning specified in the first paragraph hereof.

          "Company" shall have the meaning specified in the first paragraph hereof.

          "Company Annual Bonus Plan" shall mean the Company's Management Incentive Plan.

          "Company Common Stock" shall have the meaning specified in paragraph B of the recitals to this Agreement.

          "Company Deferred Compensation Plans" shall mean the Company's Deferred Compensation Plan, effective as of January 1, 1988 and amended and restated effective as of January 1, 1992; the Company's Deferred Compensation Plan for Deferral of Payments under the Management Incentive Plan, effective as of January 1, 1992; and the Company's Operating and Policy Committee Deferred Compensation Plan.

          "Company Employee" shall mean any individual who is employed by any member of the Company Group immediately before the Distribution Date and who is not a Spinco Employee.

          "Company Former Employee" shall mean any individual who is, immediately before the Distribution Date, a former employee of any member of the Company Group who has not been an employee of any member of the Spinco Group since his or her most recent active employment with any member of the Company Group.

          "Company Option" shall mean an option to purchase shares of Company Common Stock granted pursuant to the Company's 1981 Stock Option Incentive Plan, 1981 Tax-Qualified Stock Option Plan, 1989 Stock Option Plan or 1995 Stock Option Plan.

          "Company Participants" shall mean Company Employees, Company Former Employees, and their respective beneficiaries and dependents.

          "Company Plan" shall mean the plans, policies, programs and other arrangements maintained by, contributed to or sponsored by any member of the Company Group providing benefits to employees, former employees or non-employee directors of any member of the Company Group listed on Schedule A hereto.

          "Company Restricted Stock" shall mean restricted shares of Company Common Stock granted pursuant to, and subject to forfeiture under, the Company's Stock Ownership Plan.

          "Company Subsidiary" shall mean any of the subsidiaries of the Company other than those listed on Schedule 1.01 to the Distribution Agreement.

          "Distribution" shall have the meaning specified in paragraph B of the recitals to this Agreement.

          "Distribution Agreement" shall have the meaning specified in paragraph C of the recitals to this Agreement.

          "Distribution Year" shall mean the calendar year in which the Distribution Date occurs.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, indemnities and similar obligations, covenants, contracts, controversies, agreements, promises, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising.

          "Merger Agreement" shall have the meaning specified in paragraph A of the recitals to this Agreement.

          "Pre-Distribution Year" shall mean the calendar year immediately preceding the Distribution Year.

          "Ratio" shall mean the amount obtained by dividing the average of the daily high and low trading prices on the New York Stock Exchange for the Company Common Stock on each of the ten trading days prior to the ex-dividend date for the Distribution by the average of the daily high and low trading prices on the New York Stock Exchange for the Spinco Common Stock on each of the ten trading days beginning with the ex-dividend date for the Distribution.

          "Spinco" shall have the meaning set forth in the first paragraph hereof.

          "Spinco Common Stock" shall have the meaning specified in paragraph B of the recitals to this Agreement.

          "Spinco Deferred Compensation Plan" shall mean any Deferred Compensation Plan of Spinco in effect immediately prior to the Distribution.

          "Spinco Employee" shall mean any individual who, immediately before the Distribution Date, is employed by any member of the Spinco Group.

          "Spinco Equity Unit Plan" shall mean the Equity Unit Plan of Spinco.

          "Spinco Equity Units" shall mean Equity Units granted under, and as defined in, the Spinco Equity Unit Plan.

          "Spinco Former Employee" shall mean any individual who is, immediately before the Distribution Date, a former employee of any member of the Spinco Group who has not been an employee of any member of the Company Group since his or her most recent active employment with any member of the Spinco Group.

          "Spinco Option" shall mean an option to purchase from Spinco shares of Spinco Common Stock provided to a Spinco Participant pursuant to Section 3.01.

          "Spinco Participants" shall mean Spinco Employees, Spinco Former Employees, and their respective beneficiaries and dependents.

          "Spinco Plans" shall mean any plan, policy, program, payroll practice, ongoing arrangement, trust, insurance policy or other agreement or funding vehicle maintained by, contributed to or sponsored by any member of the Spinco Group providing benefits to employees, former employees or non-employee directors of any member of the Spinco Group, including without limitation the plans listed on Schedule B hereto; provided, however, that the term "Spinco Plans" shall not include any Company Plans.

          "Spinco Subsidiary" shall mean any of the subsidiaries of Spinco listed on Schedule 1.01 to the Distribution Agreement.

          Welfare Plan" shall mean an "employee welfare benefit plan" as defined in Section 3(1) of ERISA (whether or not such plan is subject to ERISA).

          1.02.  Schedules, Etc.  References to a "Schedule" are, unless
                 ---------------
otherwise specified, to one of the Schedules attached to this Agreement, and references to a "Section" are, unless otherwise specified, to one of the Sections of this Agreement.

                                   ARTICLE II

                                    GENERAL

          2.01.  Transfers of Employees.  Before the Distribution Date, the
                 ----------------------
individuals listed on Schedule C hereto shall be transferred from the employ of members of the Company Group to the employ of Spinco or any other member of the Spinco Group designated by Spinco. Schedule C hereto may be amended by Spinco at any time or from time to time before the Distribution Date with the consent of the Company, which consent shall not be unreasonably withheld.

          2.02.  Liabilities Under Plans.  From and after the Distribution Date,
                 -----------------------
except as otherwise specifically set forth in this Agreement, the Spinco Group shall assume or retain, as the case may be, and shall be solely responsible for, all Liabilities arising under, resulting from or relating to the Spinco Plans (whether to Company Participants or to Spinco Participants), whether incurred before, on or after the Distribution Date, and the Company Group shall assume or retain, as the case may be, and shall be solely responsible for, all Liabilities arising under, resulting from or relating to the Company Plans (whether to Company Participants or to Spinco Participants), whether incurred before, on or after the Distribution Date.

                                  ARTICLE III

                               STOCK-BASED PLANS
                               -----------------

          3.01.  Stock Options.  (a) The Company and Spinco shall take all
                 -------------
action necessary or appropriate (including obtaining the consent of the holders of Company Options, if required) so that each Company Option held by a Spinco Participant that is outstanding as of the Distribution Date shall be replaced as of the Distribution Date with a Spinco Option with respect to a number of shares of Spinco Common Stock equal to the number of shares of Company Common Stock subject to such Company Option immediately before such replacement, multiplied by the Ratio (rounded down to the nearest whole share if necessary), and with a per-share exercise price equal to the per-share exercise price of such Company Option immediately before such replacement, divided by the Ratio (rounded up to the nearest cent). Such Spinco Option shall otherwise have the same terms and conditions as the corresponding Company Option, except that references to the Company shall be changed to refer to Spinco.

          (b) Effective as of the Distribution Date, the Spinco Group shall assume and be solely responsible for all Liabilities of the Company Group to or with respect to Spinco Participants arising out of or relating to Company Options that are outstanding as of the Distribution Date. Spinco and the Spinco Subsidiaries shall be solely responsible for all Liabilities arising out of or relating to Spinco Options.

          (c) To the extent the Company, Spinco and the affected holder or holders of Company Options so agree, Company Options held by the Company Employees listed on Schedule D hereto relating to up to an aggregate of 285,000 shares of Company Common Stock may be replaced as of the Distribution Date with Spinco Options. Each such Spinco Option shall cover a number of shares of Spinco Common Stock equal to the number of shares of Company Common Stock subject to the Company Option so replaced immediately before such replacement, multiplied by the Ratio (rounded down to the nearest whole share if necessary), and with a per-share exercise price equal to the per-share exercise price of such Company Option immediately before such replacement, divided by the Ratio (rounded up to the nearest cent). Each such Spinco Option shall otherwise have the same terms and conditions as the corresponding Company Option, except that references to the Company shall be changed to refer to Spinco. As soon as practicable after the Distribution Date, the Company shall pay to Spinco an amount equal to the aggregate of the Spread with respect to all shares of Company Common Stock subject to Company Options converted into Spinco Options pursuant to this Section 3.01(c). The "Spread" with respect to any share of Company Common Stock covered by a Company Option shall mean the excess (if any) of (i) the average of the daily high and low per share trading prices on the New York Stock Exchange for Company Common Stock on each of the ten trading days prior to the ex-dividend date for the Distribution over (ii) the per share exercise price for such Company Option.

          3.02.  Stock Ownership Plan.  The Company shall take all action
                 --------------------
necessary so that all restrictions applicable to each award of Company Restricted Stock held by a Spinco Participant that is outstanding as of the Distribution Date shall terminate effective immediately before the Distribution and certificates representing the shares subject thereto, as well as certificates representing the related shares of Company Common Stock on deposit, are immediately distributed to such Spinco Participant (together with certificates for any Spinco Common Stock distributed with respect thereto in the Distribution).

          3.03.  Spinco Equity Units.  The Spinco Equity Unit Plan may be
                 -------------------
terminated by Spinco, in Spinco's sole discretion, on or before the Distribution Date. In such event, all participants therein shall be entitled to receive payments, in a lump sum or in installments, in settlement of their Spinco Equity Units. Effective as of the earlier of the date of termination of the Spinco Equity Unit Plan (the "Termination Date") or the Distribution Date: (i) the Company Group shall assume or retain, as applicable, and be solely responsible for all Liabilities to or with respect to Company Employees arising out of or relating to Spinco Equity Units; and (ii) the Spinco Group shall assume or retain, as applicable, and be solely responsible for all other Liabilities arising out of or relating to the Spinco Equity Unit Plan, whether arising before, on or after the Termination Date or the Distribution Date. Notwithstanding the foregoing: (i) each Company Employee who holds Spinco Equity Units as of the Termination Date and who has elected to receive payments with respect thereto in installments shall be permitted to elect to receive such installment payments from Spinco rather than the Company; (ii) Spinco shall assume and be solely responsible for all Liabilities to or with respect to each such Company Employee who so elects (an "Electing Company Employee") arising out of or relating to Spinco Equity Units; and (iii) the Company shall pay to Spinco, as soon as practicable after the Termination Date, the aggregate principal amount of the payments to be made with respect to Spinco Equity Units of Electing Company Employees. The Company Employees who are, or will be, as of the earlier of the Termination Date or the Distribution Date, participants in the Spinco Equity Unit Plan are listed on Schedule E hereto.

                                   ARTICLE IV

                          OTHER PLANS AND ARRANGEMENTS

          4.01.  Deferred Compensation.  (a)  Effective as of the Distribution
                 ---------------------
Date, the Company shall amend the Company Deferred Compensation Plans, if necessary, so that no Spinco Employee who is a participant therein shall be deemed to have terminated employment as a result of the Distribution or as a result of becoming a Spinco Employee in connection with the Distribution;

provided, however, that Spinco shall assume and be solely responsible for all
--------  -------
Liabilities of the Company Group to or relating to Spinco Participants under the Company Deferred Compensation Plans. Spinco and the Company shall cooperate in taking all actions necessary or appropriate to accomplish the foregoing and to ensure that as of the Distribution Date, the Company Group and the Company Subsidiaries cease to have any Liabilities to or relating to the Spinco Participants under the Company Deferred Compensation Plans, including, but not limited to, amending the Company Deferred Compensation Plans or any grant thereunder and obtaining any necessary consents of affected participants.

          (b) Effective as of the Distribution Date, Spinco shall amend the Spinco Deferred Compensation Plans, if necessary, so that no Company Employee who is a participant therein shall be deemed to have terminated employment as a result of the Distribution or as a result of becoming a Company Employee in connection with the Distribution (with the result that such Company Employee shall continue as a participant in such Spinco Deferred Compensation Plans in accordance with the terms of such plans).

          4.02.  Severance Pay.  (a)  Spinco and the Company agree that
                 -------------
individuals who, on or prior to the Distribution Date, in connection with the Distribution, cease to be Company Employees and become Spinco Employees shall not be deemed to have experienced a termination or severance of employment from the Company and its subsidiaries for purposes of any policy, plan, program or agreement of the Company or any of its subsidiaries that provides for the payment of severance, salary continuation or similar benefits.

          (b) The Spinco Group shall assume and be solely responsible for all Liabilities of the Company Group in connection with claims made by or on behalf of Spinco Employees in respect of severance pay, salary continuation and similar obligations relating to the termination or alleged termination of any such person's employment on or after the Distribution Date.

          4.03.  Master Savings Trust,  The Company and Spinco shall take all
                 --------------------
steps necessary or appropriate so that, effective on or before the Distribution Date, all assets of Spinco's 401(k) Plan that are held in the Master Long-Term Savings Trust are transferred to one or more trustees appointed by Spinco to be held in one or more separate trusts established by Spinco in connection with Spinco's 401(k) Plan.

                                   ARTICLE V

                               OTHER LIABILITIES

          5.01.  Other Liabilities and Obligations.  (a)  As of the Distribution
                 ---------------------------------
Date: (i) the Spinco Group shall assume and be solely responsible for all Liabilities of the Company Group not otherwise provided for in this Agreement to or relating to Spinco Participants arising out of or relating to employment by any of the Company Group or the Spinco Group, or any predecessors thereof; and
(ii) the Company Group shall assume and be solely responsible for all Liabilities of the Spinco Group not otherwise provided for in this Agreement to or relating to Company Participants arising out of or relating to employment by any of the Company Group or the Spinco Group, or any predecessors thereof.

          (b) In consideration of the reallocation of certain employee costs from the Company to Spinco effected by this Agreement, in addition to the payments contemplated by Sections 3.01(c) and 3.03, the Company shall make a cash payment to Spinco, immediately prior to the Distribution, in the amount of $6.55 million.

          (c) At the Distribution, or as promptly as practicable thereafter, the Company shall cause the Company's rabbi trust to transfer to Spinco, or to a trust or other entity designated by Spinco, a pro rata share of the assets held by the Company's rabbi trust, in the same proportion as the contributions to such rabbi trust charged to Spinco as of the Distribution Date bear to the total contributions made to such rabbi trust (it being understood that all such contribution charges between the date of the Merger Agreement and the Distribution Date will be on a basis consistent with past practice), except to the extent not permitted under the terms of the Company's rabbi trust; provided, that if the terms of the Company's rabbi trust do not permit such transfer, the Company shall use best efforts to amend such terms to permit such transfer. Schedule F hereto sets forth as of January 1, 1996 and on an estimated basis as of January 1, 1997 the allocation of rabbi trust assets between the Company and Spinco based on the allocation of rabbi trust contribution charges as contemplated by the foregoing provisions.

                                   ARTICLE VI

                                 MISCELLANEOUS

          6.01.  Recognition of Company Employment Service, etc.  To the extent
                 ----------------------------------------------
applicable, the Spinco Plans shall recognize service by a Spinco Employee before the Distribution with the Company Group as service with the Spinco Group. The foregoing provision shall not, however, be construed to require Spinco or any member of the Spinco Group to adopt or continue any specific employee benefit plans or arrangements.

          6.02.  Indemnification.  All Liabilities retained or assumed by or
                 ---------------
allocated to the Spinco Group pursuant to this Agreement shall be deemed to be Losses arising out of the Spinco Business, as defined in the Distribution Agreement, and all Liabilities retained or assumed by or allocated to the Company Group pursuant to this Agreement shall be deemed to be Losses arising out of the Company Business, as defined in the Distribution Agreement and, in each case, shall be subject to the indemnification provisions set forth in
Article IV thereof.

          6.03.  Guarantee of Subsidiaries' Obligations.  Each of the parties
                 --------------------------------------
hereto shall cause to be performed, and hereby guarantees the performance and payment of, all actions, agreements, obligations and liabilities set forth herein to be performed or paid by any subsidiary of such party which is contemplated by the Distribution Agreement to be a subsidiary of such party on or after the Distribution Date.

          6.04.  Sharing of Information.  Each of the Company and Spinco shall,
                 ----------------------
and shall cause the other members of their respective Groups to, provide to the other all such information in its possession as the other may reasonably request to enable it to administer its employee benefit plans and programs, and to determine the scope of, and fulfill, its obligations under this Agreement. Such information shall, to the extent reasonably practicable, be provided in the format and at the times and places requested, but in no event shall the party providing such information be obligated to incur any direct expense not reimbursed by the party making such request, nor to make such information available outside its normal business hours and premises.

          6.05.  Amendments.  This Agreement may be amended, modified or
                 ----------
supplemented only by a written agreement signed by all of the parties hereto.

          6.06.  Successors and Assigns.  This Agreement and all of the
                 ----------------------
provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

          6.07.  Termination.  This Agreement shall be terminated in the event
                 -----------
that the Distribution Agreement is terminated and the Distribution abandoned prior to the Distribution

Date. In the event of such termination, neither party shall have any liability of any kind to the other party.

          6.08.  Rights to Amend or Terminate Plans; No Third Party
                 --------------------------------------------------
Beneficiaries.  No provision of this Agreement shall be construed (a) to limit
-------------
the right of any member of the Company Group or any member of the Spinco Group to amend any plan or terminate any plan, or (b) to create any right or entitlement whatsoever in any employee or beneficiary including, without limitation, a right to continued employment or to any benefit under a plan or any other benefit or compensation (it being understood that this Agreement will also not be construed to limit any right or entitlement of any employee or beneficiary existing without reference to this Agreement). This Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

          6.09.  Payment Under Other Agreements.  No payment made by one party
                 ------------------------------
to the other pursuant to this Agreement will affect in any manner any payments required to be made under the Distribution Agreement or any other agreement between the parties hereto, including, without limitation, the settlement of intercompany payables and receivables provided for in the Distribution Agreement.

          6.10.  Incorporation by Reference.  The following provisions of the
                 --------------------------
Distribution Agreement are hereby incorporated into this Agreement by reference (except that references therein to the Distribution Agreement shall be deemed to be references to this Agreement): Section 8.06 (Confidentiality); Section 10.04 (Governing Law); Section 10.05 (Notices); Section 10.09 (Counterparts); Section
10.10 (Interpretation); Section 10.11 (Severability); and Section 10.12 (References; Construction).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                                PROVIDIAN CORPORATION



                                                By:
                                                   ----------------------
                                                   Name:
                                                   Title:



                                                PROVIDIAN BANCORP, INC.



                                                By:
                                                   ----------------------
                                                   Name:
                                                   Title:

                 SCHEDULE A TO THE EMPLOYEE BENEFITS AGREEMENT

                             LIST OF COMPANY PLANS

1.   1995 Stock Option Plan
2.   1989 Stock Option Plan
3.   1981 Stock Option Incentive Plan
4.   1981 Tax Qualified Incentive Stock Option Plan
5.   Arts Activities ticket subsidy
6.   Attendance Bonus Program
7.   Base Pay Deferred Compensation Plan
8.   Bereavement Leave
9.   Change in Control Plan
10.  Child Care and Eldercare Resources Service
11.  Educational Assistance Plan:  Plan Number 502
12.  Employee Assistance Program:  Plan Number 612
13.  Executive Physical Program
14.  Family Medical Leave
15. Friday Business Casual Day and Summer Business Casual from Memorial Day to Labor Day
16.  Holidays
17. Insurance education expenses, cash awards and graduation conference trip for completion of programs to achieve the following designations:
                .         FLMI
                .         CLU
                .         CHFC
                .         FALU
                .         HIAA
                .         CPCU
                .         ALHC
                .         FLM/M
                .         ACS
                .         IIA
18.  Jury Duty Leave
19.  Management Incentive Deferred Compensation Plan
20.  Management Incentive Plan
21.  Matching Gift Program
22.  Medical Plan/Dental Plan:  Plan Number 610
23.  Non-Qualified Supplemental Defined Benefit Plan
24.  Non-Qualified Supplemental Defined Contribution Plan
25.  Personal Days
26.  Relocation Program
27.  Retirement Gift Fund
28.  Retirement Plan:  Plan Number 001

29.  Section 125 Plan:  Plan Number 700; includes
                .      Health Care Account
                .      Dependent Care Assistance Plan
30.  Senior Officer luncheon club memberships
31.  Service Award Program
32.  Severance Plan
33.  Stock Ownership Plan
34.  Stock Purchase Plan
35. Survivor Benefits Plan and Long-Term Disability Plan: Plan Number 611; includes
                .      Employee Basic Life Insurance
                .      Employee Additional Life Insurance
                .      Business Travel Accident Insurance
                .      Accidental Death and Dismemberment Insurance
                .      Spouse's Life Insurance
                .      Child(ren)'s Life Insurance
36.  TARC ticket subsidy
37.  Temporary Disability Program
38.  Thrift Savings Plan:  Plan Number 002
39.  Vacation
40.  Variable Pay Plan
41. Various sales commission arrangements, such as COMPASS Compensation Program, Life Universal Offer Model Sales Commission Plan, Life Universal Telemarketing Compensation Plan, Military Home Office Commission Plan for Assistant Regional Vice Presidents, P&C Inbound Sales Incentive Plan
42. Executive Travel - personal use of jet by Irving W. Bailey II up to 17,000 miles per year and by Shailesh Mehta up to 9,000 miles per year.

                 SCHEDULE B TO THE EMPLOYEE BENEFITS AGREEMENT

                              LIST OF SPINCO PLANS

SPINCO PLANS


Providian Bancorp Health and Welfare Plan:  Plan #502
(This plan includes the following contracts or arrangements)
          John Hancock Medical
          PCS Prescription Coverage
          Health Net HMO
          Healthsource HMO
          Matthew Thornton HMO
          John Hancock Dental
          John Hancock Life & Dependent Life Insurance
          VSP Vision
          Preferred Works Short-term Disability
          Met Life Long-term Disability
          Hartford AD&D Insurance
          Health Care FSA
          Dependent Care FSA

Providian Bancorp 401(k) Plan:  Plan #001

includes:
          Employer Match
          Retirement Contribution

Providian Bancorp Timebank Plan:  Plan #503

Sabbatical Program

Workers Compensation Self Insured Program
Sentry Workers Compensation Insurance (Company Plan)

Providian Bancorp Equity Unit Plan
Providian Bancorp Deferred Compensation Plan
Providian Bancorp Supplemental Defined Contribution Plan
Phone Channel Variable Pay Program
U.S. Savings Bond Payroll Deduction

Holidays
Bereavement Leave
Jury Duty Leave
Military Leave
Family Medical Leave Policy
Tuition Reimbursement Program
Matching Gift Program
Employee Referral Award Program

Commuter Checks
Meal Allowance

Annual Holiday Party
Annual Picnic
Friday and Summer Casual Attire

                 SCHEDULE C TO THE EMPLOYEE BENEFITS AGREEMENT

                            TRANSFERRING EMPLOYEES

1.   Shailesh Mehta

2.   James Rowe

                 SCHEDULE D TO THE EMPLOYEE BENEFITS AGREEMENT

                   EMPLOYEES REFERRED TO IN SECTION 3.01(C)



                              Irving W. Bailey, II

                 SCHEDULE E TO THE EMPLOYEE BENEFITS AGREEMENT

                  COMPANY EMPLOYEES IN SPINCO EQUITY UNIT PLAN


                                Larry Pitterman
                                  Jim Elliott
                                Kathy Fritzsche
                                  Dennis Brady
                                  Tammy Owens

                 SCHEDULE F TO THE EMPLOYEE BENEFITS AGREEMENT

                       ALLOCATION OF RABBI TRUST ASSETS



1.   AS OF JANUARY 1, 1996

Company        $55,913,709

Spinco           3,272,319
               -----------

      Total    $59,186,028
               ===========



2.   ESTIMATED AS OF JANUARY 1, 1997

Company        $68,707,290

Spinco           4,558,880
               -----------

      Total    $73,266,170
               ===========